UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 2, 2022

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2022, Wheeler Real Estate Investment Trust, Inc. (“WHLR” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, WHLR Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub I”), WHLR OP Merger Sub LLC, a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), Cedar Realty Trust, Inc., a Maryland corporation (“Cedar”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership that is the operating partnership of Cedar (“Cedar OP”), pursuant to which the Company will acquire Cedar, including 19 of its shopping center assets, in an all-cash merger transaction. The acquisition is conditioned on, among other things, the completion of Cedar’s previously announced sale of 33 grocery-anchored shopping centers and sale of certain redevelopment assets (the “Cedar Asset Sales”).

On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub II will merge with and into Cedar OP (the “Partnership Merger”), with Cedar OP being the surviving partnership (the “Surviving Partnership”) in such merger, and, immediately following the Partnership Merger, Merger Sub I will merge with and into Cedar (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”), with Cedar being the surviving company (the “Surviving Company”) in such merger.

Upon completion of and by virtue of the Mergers, the issued and outstanding shares of Cedar’s common stock, par value $0.06 per share (“Cedar Common Stock”), and the issued and outstanding common units of Cedar OP held by persons other than Cedar (“Third Party Cedar OP Units”), will be cancelled and converted into the right to receive an aggregate of $130.0 million of cash merger consideration (the “Aggregate Merger Consideration”), without interest. The portion of the Aggregate Merger Consideration to be received per share of Cedar Common Stock and per Third Party Cedar OP Unit will depend on the number of shares of Cedar Common Stock and the number of Third Party Cedar OP Units outstanding immediately prior to the effective time of the Mergers. Following the REIT Merger, the Cedar Common Stock will be held by the Company and will no longer be publicly traded. Pursuant to the terms of the Merger Agreement, Cedar’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock will remain outstanding as shares of preferred stock in the Surviving Company following the Mergers and are expected to remain listed on the New York Stock Exchange. The Surviving Company will continue to be subject to certain reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Mergers and the Merger Agreement have been approved by the boards of directors of each of the Company and Cedar. The consummation of the Mergers is subject to Cedar receiving the approval of holders of two-thirds of the issued and outstanding shares of Cedar Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants requiring Cedar to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and refrain from taking certain types of actions, subject to certain exceptions, without the prior consent of the Company. Cedar’s representations and warranties are subject to certain important qualifications and limitations set forth in a confidential disclosure letter and were made solely for purposes of the contract among the parties.

Cedar has agreed to cease any solicitations, discussions or negotiations with any person with respect to any alternative acquisition proposals and not to solicit, initiate or knowingly encourage any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, Cedar may, prior to obtaining the approval of the transactions by its stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made a bona fide written acquisition proposal (whether for Cedar as a whole or for any portion of its assets) if Cedar’s board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” (as defined in the Merger Agreement). Likewise, prior to the approval of the transactions by Cedar’s stockholders, Cedar’s board of directors may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders approve the transactions or recommend or otherwise declare advisable any superior proposal, subject to complying with notice and other specified conditions, including giving the Company the opportunity to propose revisions to the terms of the applicable agreement during a match right period.

Consummation of the transactions contemplated by the Merger Agreement is subject to certain conditions, including (i) the respective representations and warranties of the parties being true and correct (subject to certain materiality exceptions), (ii) compliance in all material respects by each party with their respective covenants, (iii) the absence of any law prohibiting or order preventing the consummation of the transactions, (iii) the absence of the occurrence of a “Company Material Adverse Effect” (as defined in the Merger Agreement), (iv) consummation of the Cedar Asset Sales, (v) approval of the Mergers by the holders of two-thirds of the outstanding shares of Cedar Common Stock, (vi) receipt by the Company of a tax opinion from Cedar’s counsel to the effect that Cedar has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust and (vii) payment by Cedar of the special pre-closing dividend referred to below.

Following consummation of the Cedar Asset Sales and on or before the close of business on the day immediately prior to the consummation of the Mergers, Cedar’s board of directors will declare one or more special pre-closing dividends payable to holders of Cedar Common Stock and Cedar OP Units in an aggregate amount equal to the net proceeds available for distribution from the Cedar Asset Sales, less amounts necessary to pay all of Cedar’s transaction costs and expenses and satisfy certain other Cedar liabilities and indebtedness.

The Merger Agreement may be terminated by a party thereto in certain circumstances, including if (i) the Mergers are not completed by August 30, 2022 (as such date may be extended for up to an additional 60 days under certain circumstances), (ii) a court or governmental authority of competent jurisdiction has issued a final and non-appealable order, judgment, injunction, writ or decree permanently enjoining or otherwise permanently prohibiting the relevant transactions, (iii) Cedar’s stockholders fail to approve the Mergers, or (iv) the other party breaches its representations, warranties or covenants, which would result in the failure of a closing condition, subject in certain cases, to the right of the breaching party to cure the breach. The Company may additionally terminate the Merger Agreement if, prior to Cedar receiving stockholder approval of the Mergers, Cedar’s board of directors changes or (in certain circumstances) fails to publicly reaffirm its recommendation with respect to the stockholder approval of the Mergers, Cedar does not include a recommendation for approval in its proxy statement, Cedar’s board of directors endorses or approves another acquisition proposal or Cedar violates any of its non-solicitation obligations in any material respect. Cedar may additionally terminate the Merger Agreement (i) to enter into one or more definitive agreements with third parties with respect to a “superior proposal” (as defined in the Merger Agreement) or (ii) if all conditions to closing have been satisfied (other than conditions that by their nature are to be satisfied at the closing), Cedar has notified the Company that it is ready, willing and able to consummate the Mergers and the Company fails to close within three business days. Finally, either party may terminate the Merger Agreement if, without the Company’s prior written consent, the purchase agreement for any Cedar Asset Sale is terminated and not replaced with one or more substitute agreements meeting certain standards (or any term or condition or obligation under the purchase agreement for any Cedar Asset Sale is amended, modified or waived in a manner adverse, or any new agreement for any Cedar Asset Sale is entered into having terms adverse, in any material respect to the Surviving Company or its post-Cedar Asset Sale subsidiaries).

If the Merger Agreement is terminated in certain specified circumstances, including (i) by Cedar in order to enter into a definitive agreement providing for a “superior proposal”, (ii) by the Company because Cedar’s board of directors withdraws its recommendation in favor of the Mergers, (iii) by either party if the Merger Agreement is terminated due to the passage of the drop dead date at a time when the Cedar Asset Sales have not occurred or (iv) by the Company due the termination without a qualifying replacement of the purchase agreement for any Cedar Asset Sale (or any term or condition or obligation under the purchase agreement for any Cedar Asset Sale being amended, modified or waived in a manner adverse, or any new agreement for any Cedar Asset Sale is entered into having terms adverse, in any material respect to the Surviving Company or its post-Cedar Asset Sale subsidiaries) Cedar will be required to pay the Company a termination fee of $5.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been filed with this Form 8-K to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company or Cedar. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made only for purposes of the Merger Agreement and as of a specified date, are solely for the benefit of the parties to the Merger Agreement, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or Cedar at the time they were made or otherwise and should only be read in conjunction with the other information that the Company or Cedar makes publicly available in reports, statements and other documents filed with the SEC. Shareholders are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

In connection with the transactions contemplated by the Merger Agreement, WHLR has obtained a debt financing commitment from KeyBank National Association (the “Lender”) in an amount of up to $130.0 million. The Lender’s commitment to provide debt financing (the “Debt Financing”) for the Merger consists of a bridge loan on the terms, and subject to the conditions, set forth in a debt commitment letter, dated as of March 2, 2022, and delivered to WHLR concurrently with the execution of the Merger Agreement (the “Debt Commitment Letter”).

The obligations of the Lender to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including the consummation of the transactions contemplated in the Merger Agreement, the delivery of specified due diligence items, the receipt of executed loan documentation, the payment of certain fees, and the absence of any material adverse change in the business, financial condition, assets or results of operations of Cedar or Cedar OP that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. The Debt Financing will be secured by first mortgage liens on substantially all of the properties owned by certain subsidiaries of Cedar OP. The foregoing description of the Debt Commitment Letter does not purport to be complete.

This current report on Form 8-K contains statements that constitute “forward-looking statements,” as such term is defined in Section 21E of the Exchange Act and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of the Company and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company cannot give any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability of Cedar to obtain required stockholder approval relating to the mergers or the failure to satisfy the other conditions to completion of the mergers; risks related to disruption of management attention from the ongoing business operations due to the proposed mergers; the effect of the announcement of the proposed mergers on the operating results and businesses generally of the Company; the outcome of any legal proceedings relating to the mergers; the availability and terms of financing for the mergers; changes in interest rates; general economic conditions; market conditions; risks relating to the COVID-19 pandemic and its effect, including the responses of governments and industries and other factors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 2, 2022, by and among Wheeler Real Estate Investment Trust, Inc., Wheeler Merger Sub, Inc., WHLR OP Merger Sub LLC, Cedar Realty Trust, Inc., and Cedar Realty Trust Partnership, L.P.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted exhibit to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2022	Wheeler Real Estate Investment Trust, Inc.

	By:	/s/ M. Andrew Franklin
		Name:	M. Andrew Franklin
		Title:	Chief Executive Officer and President